                                                                    EXHIBIT 10.3

                      PLATINUM UNDERWRITERS HOLDINGS, LTD.

                            2002 SHARE INCENTIVE PLAN

1. PURPOSE OF THE PLAN

         The purpose of this Platinum 2002 Share Incentive Plan is to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company's operations is largely dependent. The Plan is also intended to further align the interests of employees, officers and directors with those of the shareholders by promoting the ownership of Common Shares by these individuals. The Plan, as amended and restated herein, shall become effective following the approval of the Company's shareholders at its 2004 annual meeting of shareholders.

2. DEFINITIONS

         Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

         (a) "Award" means an award of an Option, Share Appreciation Right, Restricted Share Award or Share Unit Award granted under the Plan.

         (b) "Award Agreement" means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

         (c) "Board" means the Board of Directors of the Company.

         (d) "Change in Control" shall have the meaning specified in Section 10 hereof.

         (e) "Code" means the Internal Revenue Code of 1986, as amended.

         (f) "Committee" means the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan from time to time.

         (g) "Common Shares" means the common shares of the Company, par value $0.01 per share.

         (h) "Company" means Platinum Underwriters Holdings, Ltd., a Bermuda corporation.

         (i) "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

         (j) "Dividend Equivalent Right" means the right of a Participant to receive cash payments or Common Shares, as determined by the Committee, with respect to dividends declared on a specified number of Common Shares during the term of a Share Appreciation Right or a Share Unit Award.

         (k) "Effective Date" means the Effective Date of this Plan, as described in Section 0 hereof.

         (l) "Eligible Person" means any person who is an employee, officer, director, agent, consultant or advisor of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, insurance agent, consultant or advisor of the Company or any Subsidiary.

         (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (n) "Fair Market Value" of Common Shares as of a given date means the closing sales price of Common Shares on the New York Stock Exchange or other exchange or securities market as reflected on the composite index on the trading day immediately preceding the date as of which Fair Market Value is to be determined, or in the absence of any reported sales of Common Shares on such date, on the first preceding date on which any such sale shall have been reported. If the Common Shares are not listed on the New York Stock Exchange or other exchange or securities market on the date as of which Fair Market Value is to be determined, the Board shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

          (o) "Incentive Option" means an Award under Section 0 hereof to purchase Common Shares that is intended to qualify as an "incentive stock option" under Section 422 of the Code and the Treasury Regulations thereunder.

         (p) "Nonqualified Option" means an Award under Section 0 hereof to purchase Common Shares that is not an Incentive Option.

         (q) "Option" means an Incentive Option or a Nonqualified Option granted under Section 0 hereof.

         (r) "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

         (s) "Plan" means this Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan as set forth herein, as amended and restated herein, and as it may be amended from time to time.

         (t) "Restricted Share Award" means an Award under Section 0 hereof entitling a Participant to Common Shares that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

         (u) "Share Appreciation Right" or "SAR" means an Award under Section 0 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a Common Share on the date of exercise.

         (v) "Share Unit Award" means an Award under Section 0 hereof entitling a Participant to a payment at the end of a vesting period of a unit value based on the Fair Market Value of a Common Share.

         (w) "Subsidiary" means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Options, the term "Subsidiary" shall include only an entity that qualifies under Section 424(f) of the Code as a "subsidiary corporation" with respect to the Company.

3. COMMON SHARES SUBJECT TO THE PLAN

         3.1      Number of Shares. Subject to the following provisions of this
Section 0, the aggregate number of Common Shares that may be issued pursuant to all Awards under the Plan is 6,000,000 Common Shares. The Common Shares to be delivered under the Plan will be made available from authorized but unissued Common Shares or from reacquired shares. To the extent that any Award payable in Common Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the Common Shares covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, any Common Shares exchanged by an Optionee as full or partial payment to the Company of the exercise price or tax withholding upon exercise of an Option shall be added to the number of Common Shares available for issuance under the Plan from time to time. The number of Common Shares that may be issued and sold under Incentive Options shall be limited to 6,000,000 shares, without giving effect to the immediately preceding sentence.

         3.2 Adjustments. If there shall occur any recapitalization, reclassification, share dividend, share split, reverse share split, or other distribution with respect to the Common Shares, or other change in corporate structure affecting the Common Shares, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 0 hereof, (ii) the maximum number and kind of shares set forth in Sections 0, 0 and 0 hereof, (iii) the number and kind of shares of Common Shares, share units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, or (v) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code. In the event of any merger, consolidation, reorganization, amalgamation or similar corporate event in which Common Shares are to be exchanged for payment of cash (the "Cash Consideration"), the Committee may, in its discretion, (i) make equitable adjustments as provided above, or (ii) cancel any outstanding Award in exchange for payment in cash, if any, equal to the excess of the Cash Consideration for the shares underlying such Award over the exercise, base or purchase price for such shares.

4. ADMINISTRATION OF THE PLAN

         4.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. Solely to the extent deemed necessary or advisable by the Board, each Committee member shall satisfy the requirements for (i) an "independent director" under rules adopted by the New York Stock Exchange, (ii) a "nonemployee director" for purposes of such Rule 16b-3 under the Exchange Act, and (iii) an "outside director" under
Section 162(m) of the Code. The Board shall also have the authority to exercise the powers and duties of the Committee under the Plan. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

         4.2 Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

         4.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards awarded under the Plan, subject to such limitations as the Committee shall determine; provided, however, that no such authority may be delegated with respect to Awards awarded to any member of the Board or any Participant who the Committee determines may be covered by Rule 16b under the Exchange Act or
Section 162(m) of the Code.

         4.4 Grants to Nonemployee Directors. Awards to nonemployee directors under the Plan shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

5. ELIGIBILITY AND AWARDS

         All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement as described in Section 0 hereof.

6. SHARE OPTIONS

         6.1 Grant of Option. An Option may be granted to any Eligible Person selected by the Committee. Subject to the applicable provisions of
Section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Option or a Nonqualified Option. The maximum number of Common Shares that may be granted under Options to any Participant during any calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 0 hereof).

         6.2 Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100 percent of the Fair Market Value per share of the Common Shares on the Date of Grant.

         6.3 Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award, subject to such limitations as may apply under an Award relating to the termination of a Participant's employment or other service with the Company or any Subsidiary or any other cancellation of an Option in accordance with this Plan or an Award Agreement.

         6.4 Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Company, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made, at the discretion of the Committee as specified in the Award Agreement, by (i) payment in cash or cash equivalent acceptable to the Committee, (ii) payment in Common Shares that have been held by the Participant for at least six months (or such other period as the Committee may deem appropriate for purposes of applicable accounting rules), valued at the Fair Market

Value of such shares on the date of exercise, (iii) a broker-assisted "cashless exercise," (iv) a combination of the methods described above, or (v) such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

         6.5 Limited Transferability of Nonqualified Options. All Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) in the case Nonqualified Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An award for a Nonqualified Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant's family member (as defined in the Award Agreement in a manner consistent with the requirements for the Form S-8 registration statement, if applicable). The transfer of a Nonqualified Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

         6.6      Additional Rules for Incentive Options.

         (a) Eligibility. An Incentive Option may only be granted to an Eligible Person who is considered an employee of the Company or any Subsidiary for purposes of Treasury Regulations Section 1.421-7(h).

         (b) Annual Limits. No Incentive Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the share with respect to which Incentive Options are exercisable for the first time in any calendar year under the Plan and any other share option plans of the Company, any Subsidiary, or any parent Company, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Options into account in the order in which granted.

         (c) Termination of Employment. An Award of an Incentive Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death and disability, as and to the extent determined by the Committee to be consistent with the requirements of Section 422 of the Code and Treasury Regulations thereunder.

         (d) Other Terms and Conditions; Nontransferability. Any Incentive Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Option to qualify as an incentive stock option under Section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Options granted to ten-percent owners of the Company. An Award Agreement for an Incentive Option may provide that such Option shall be treated as a Nonqualified Option to the extent that certain requirements applicable to incentive options under the Code shall not be satisfied. An Incentive Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

         (e) Disqualifying Dispositions. If Common Shares acquired by exercise of an Incentive Option are disposed of within two years following the Date of Grant or one year following the issuance of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

7. SHARE APPRECIATION RIGHTS

         7.1 Grant of SARs. A Share Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of Common Shares over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. The maximum number of shares of Common Shares that may be subject to SARs granted to any Participant during any calendar year shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 0 hereof). An SAR may be granted, at the discretion of the Committee, together with a Dividend Equivalent Right with respect to the same number of Common Shares.

         7.2 Freestanding SARs. A Share Appreciation Right may be granted without any related Option, and in such case, will be exercisable as determined by the Committee, but in no event after 10 years from the Date of Grant. The base price of an SAR granted without any related Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding SAR shall not be less than 100 percent of the Fair Market Value of the Common Shares on the Date of Grant.

         7.3 Tandem SARs. A Share Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. An SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender such Option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 0 hereof. Such Option will, to the extent and when surrendered, cease to be exercisable. An SAR granted in connection with an Option hereunder will have a base price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that a related Option is exercisable, and will expire no later than the related Option expires.

         7.4 Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a the Common Shares on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised. Payment of the amount determined under the foregoing may be made, in the discretion of the Committee, in cash, in Common Shares valued at their Fair Market Value on the date of exercise, or in a combination of cash and Common Shares.

8. RESTRICTED SHARE AWARDS

         8.1 Grant of Restricted Share Awards. A Restricted Share Award to a Participant represents Common Shares that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Share Award, require the payment of a specified purchase price. The maximum number of Common Shares that may be subject to Restricted Share Awards granted to all Participants during the term of the Plan shall be limited to 1,000,000 shares (subject to adjustment as provided in Section 0 hereof).

         8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Share Award shall lapse in accordance with the vesting requirements specified by the Committee in the

Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods, and may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion.

         8.3 Restrictions. Shares granted under any Restricted Share Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under a Restricted Share Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Share Award being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under a Restricted Share Award bear a legend making appropriate reference to the restrictions imposed.

         8.4 Rights as Shareholder. Subject to the foregoing provisions of this Section 0 and the applicable Award Agreement, the Participant will have all rights of a shareholder with respect to the shares granted to him under a Restricted Share Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Share Award is granted.

         8.5 Section 83(b) Election. The Committee may provide in an Award Agreement that the Restricted Share Award is conditioned upon the Participant's refraining from making an election with respect to the Award under Section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Share Award, the Participant shall be required to promptly file a copy of such election with the Company.

9. SHARE UNIT AWARDS

         9.1 Grant of Share Unit Awards. A Share Unit Award is an Award to a Participant of a number of hypothetical share units with respect to Common Shares, with an initial value based on the Fair Market Value of the Common Shares on the Date of Grant. A Share Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Share Unit Award may be granted, at the discretion of the Committee, together with a Dividend Equivalent Right with respect to the same number of Common Shares.

         9.2 Vesting of Share Unit Awards. The Committee may determine and provide in the Award Agreement any installment or other vesting period of a Share Unit Award. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period or periods. Vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee in its sole discretion. Share Units may also be granted on a fully vested basis, with a deferred payment date.

         9.3 Payment of Share Unit Awards. A Share Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of an Award. The payment with respect to each share unit under a Share Unit Award shall be determined by reference to the Fair Market Value of one Common Share on each applicable payment date. Payment may be made, at the discretion of the Committee, in cash or in Common Shares, or in a combination thereof, subject to applicable tax withholding.

         9.4 No Rights as Stockholder. The Participant shall not have any rights as a shareholder with respect to the Common Shares subject to a Share Unit Award until such time as any Common Shares are delivered to the Participant pursuant to the terms of the Award.

10. CHANGE IN CONTROL

         10.1 Effect of Change in Control. The Committee may, in an Award Agreement, provide for the effect of a "Change in Control" of the Company (as defined below) on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. Unless otherwise provided by the Committee and set forth in the Award Agreement, upon a Change in Control, (i) each outstanding Option and Share Appreciation Right, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement,
(ii) any restricted period in effect shall automatically terminate as to all Common Shares awarded pursuant to a Restricted Share Award, and (iii) each outstanding Share Unit Award shall become immediately and fully vested and payable.

         10.2 Definition of Change in Control. For purposes hereof, a "Change in Control" of the Company shall mean:

                  (i) an acquisition subsequent to the Effective Date hereof by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either (A) the then outstanding Common Shares or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company and (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary;

                  (ii) during any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new directors whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason (except for death, disability or voluntary retirement) to constitute a majority thereof;

                  (iii) the consummation of a merger, consolidation, reorganization, amalgamation or similar corporate transaction which has been approved by the shareholders of the Company, whether or not the Company is the surviving Company in such transaction, other than a merger, consolidation, reorganization or amalgamation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, reorganization, amalgamation or similar corporate transaction;

                  (iv)     the approval by the shareholders of the Company of
         (A) the sale or other disposition of all or substantially all of the assets of the Company or (B) a complete liquidation or dissolution of the Company; or

                  (v) adoption by the Board of a resolution to the effect that any person has acquired effective control of the business and affairs of the Company.

11. AWARD AGREEMENTS

         11.1 Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of Common Shares, units or other rights (as applicable) subject to the Award, the exercise, base, or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable and the duration of the Award. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Incentive Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

         11.2 Forfeiture Events. The Committee may specify in an Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

12. GENERAL PROVISIONS

         12.1 No Assignment or Transfer; Beneficiaries. Except as provided in Section 0 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified benefits under an Award following the Participant's death.

         12.2 Deferrals of Payment. Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of Common Shares that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

         12.3 Rights as Shareholder. A Participant shall have no rights as a holder of Common Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 0 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for a Dividend Equivalent Right, or otherwise provides for dividend payments or similar economic benefits.

         12.4 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Company or any Subsidiary.

         12.5 Securities Laws. No Common Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Common Shares may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Common Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

         12.6 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement shall specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

         12.7 Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or Common Shares by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any interest in any assets of the Company by virtue of this Plan, except as a general unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors, to discharge its obligations under the Plan.

         12.8 Section 162(m) Compliance. Awards of Options and Share Appreciation Rights under the Plan may be granted in a manner that complies with the requirements for "performance-based" compensation under Section 162(m) of the Code. Restrictive Share Awards and Share Unit Awards may be granted in compliance with such requirements by making such Awards jointly pursuant to the terms of this Plan and the Company's "Section 162(m) Performance Incentive Plan" (or any successor plan).

         12.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

         12.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

         12.11 Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

         12.12 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         12.13 Fractional Shares. No fractional shares shall be issued or delivered pursuant to this Pan or any Award. The Committee shall determine whether cash, Common Shares, Share Options or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         12.14 Other Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with or take advantage of tax, securities, regulatory or other laws of other jurisdictions with respect to Participants who are subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

         12.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws, and to applicable federal securities laws.

13. EFFECTIVE DATE, TERMINATION AND AMENDMENT

         13.1 Effective Date; Shareholder Approval. The Plan, as amended and restated herein, shall become effective following its adoption by the Board upon the date of its approval by the Company's shareholders at the 2004 annual meeting of shareholders.

         13.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

         13.3 Termination. The Plan shall terminate on the date immediately preceding the tenth anniversary of the date it become effective in accordance with Section 13.1 hereof. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

                                 SCHEDULE TO THE
                      PLATINUM UNDERWRITERS HOLDINGS, LTD.
                 2002 SHARE INCENTIVE PLAN (THE "U.K. SUB-PLAN")

This Schedule (the "UK Sub-Plan") shall require Inland Revenue approval. It shall be read in conjunction with the provisions of the Platinum Underwriters Holdings, Ltd. 2002 Share Incentive Plan (the "Plan"), but shall vary from that Plan as follows:

SECTION 1 - PURPOSE OF THE PLAN

The purpose of the UK Sub-Plan is to enable tax advantaged Options to be granted to Eligible Persons (as defined below) in the United Kingdom.

SECTION 2 - DEFINITIONS

The following definitions shall, where applicable, either be inserted as an additional definition, amend or shall completely replace the definition contained in the Plan.

"ACT" means the Income Tax (Earnings and Pensions) Act 2003 of the United
Kingdom.

"ASSOCIATED COMPANY" shall have the meaning assigned to it in paragraph 35(1) of
Schedule 4 to the Act.

"COMMON SHARES" means the common shares of the Company, par value $0.01 per share which comply with the provisions of paragraphs 16 to 20 of Schedule 4 to the Act.

"CONTROL" for the purposes of the UK Sub-Plan, has the meaning given to it by
Section 719 of the Act.

"ELIGIBLE PERSON" means an employee of a participating company, excluding (i) an employee who is a director of a participating company if he or she is required to devote to his or her duties less than 25 hours per week (excluding meal breaks), and (ii) any employee or director who is precluded by paragraph 9 of
Schedule 4 of the Act (material interests) from participating in the UK
Sub-Plan.

"FAIR MARKET VALUE" for the purposes of this UK Sub-Plan, shall have the last two sentences in the definition deleted and replaced with the following:

"If the Common Shares are not listed on the Stock Exchange, the market value of a Common Share determined in accordance with the provisions of part VIII Taxation of Chargeable Gains Act 1992 of the United Kingdom and agreed for the purposes of the UK Sub-Plan with Shares Valuation of the Inland Revenue on or before that date.

Where necessary, the market value of a Common Share shall be converted from US dollars into pound sterling at the closing exchange rate on the trading day prior to the Date of Grant taken from the Wall Street Journal."

"INLAND REVENUE" means the Board of Inland Revenue of the United Kingdom.

"NIC" means National Insurance Contributions.

"OPTION" means a Nonqualified Option granted under the UK Sub-Plan to an Eligible Person to acquire Common Shares in accordance with the UK Sub-Plan as evidenced by the issue of an Award Agreement.

"STOCK EXCHANGE" means the New York Stock Exchange (or such successor organisation).

"SUBSIDIARY" means a company which is both under the Control of the Company and is a subsidiary of the Company within the meaning of section 736 of the Companies Act 1985.

Also, the definitions of "Incentive Stock Option", "Restricted Share Award", "Share Appreciation Right" and "Share Unit Award" shall not apply for the purposes of this UK Sub-Plan.

SECTIONS DISAPPLIED FROM THE PLAN

1.       Sections 4.4, 6.4 (ii), (iv) and (v), and Sections 6.5, 6.6, 6.7, 7, 8,
         9, 10.1 (iii), 12.1, 12.2 and of 12.6 the Plan shall not apply for the purposes of this UK Sub-Plan. The final sentence of Section 3.2, beginning "In the event of any merger", shall not apply for the purposes of this UK Sub-Plan.

SHARE OPTIONS (SECTION 6)

2. The companies participating in the UK Sub-Plan are the Company and all Subsidiaries which have been nominated by the Committee to participate for the time being in the UK Sub-Plan.

3. The number of Common Shares over which an Option may be granted to any Eligible Person shall be limited and take effect so that the aggregate Fair Market Value at the relevant dates of grant of Common Shares over which Options have been granted and are outstanding at any time under the UK Sub-Plan and under any other Inland Revenue approved discretionary share option plan operated by the Company or by any Associated Company shall not exceed (pound)30,000 (or such other amount as may from time to time be permitted under paragraph 6(1) of Schedule 4 to the Act).

4. If the Committee grants Options subject to additional terms and conditions, such conditions must be stated at the time the Option is granted. Any performance conditions must be objective and may be waived or amended if an event happens which causes the Committee, acting fairly and reasonably, to consider that the performance conditions could not be fairly or reasonably met, provided that any amended performance condition should be no more difficult to satisfy than the original condition.

5. An Option shall be personal to the Participant and shall not be transferable.

6. Upon the grant of an Option the Company shall issue to each Participant an Award Agreement setting out:

         (a)      the Date of Grant of the Option;

         (b)      the number of Common Shares subject to the Option;

         (c) any additional terms and conditions related to the exercise of the Option;

         (d) the exercise price for each Common Share subject to the Option;

         (e) the time or times at which the Option may be exercised in whole or in part, which shall be determined by the Committee prior to the grant of an Option.

         (f) the specific circumstances (which shall be determined at the Date of Grant) when accelerated vesting under Section 6.3 of the Plan apply to the Option.

7. In the event of a termination of employment as a result of death or disability, Options shall become fully and immediately vested and may be exercised by the Participant's legal personal representatives or the Participant but not later than one year after the date of termination, or if earlier, the expiration date of the Option.

8. No Option shall be exercised by the Participant if at that time he has been excluded from participating in the UK Sub-Plan by virtue of paragraph 9 of Schedule 4 to the Act (material interests).

9. The Common Shares shall rank pari passu with other issued Common Shares of the same class and shall be acquired subject to the Company's statutes and bylaws.

10. Upon exercise of an Option the Company shall allot and transfer Common Shares within 30 days of the date such an Option is exercised. For the avoidance of doubt, the exercise price may not be paid for by the delivery of Common Shares. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax and NIC required to be withheld in connection with such exercise, payable in cash or by cash equivalent acceptable to the Committee or by a broker assisted "cashless exercise" or the Participant may enter into such arrangements with the Company to meet such liabilities (including the Participant authorising the sale of the Common Shares acquired).

11. For the purposes of paragraph 35A of Schedule 4 of the Act (Retirement age) and section 524 of the Act (income tax and NIC relief on exercise of an Option within 6 months of retirement), retirement age shall be 55.

CHANGE IN CONTROL PROVISIONS (SECTION 10 OF THE PLAN)

12.      If any person obtains Control of the Company as a result of making:

         1. (a) a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

         2. (b) a general offer to acquire all the Shares in the Company which are of the same class as the Shares over which Options have been granted; or

13. If any person becomes bound or entitled to acquire shares in the Company under the New York corporate law equivalent to sections 428 to 430F of the Companies Act 1985 then: or

14. If under the New York corporate law equivalent of section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a plan for the reconstruction of the Company or its amalgamation with any other company or companies.

15. If as a result of the events specified in 12 to 14 above any company ("the Acquiring Company") has obtained Control of the Company or has become bound or entitled as mentioned in 13, a Participant may, with the agreement of the Acquiring Company and during the appropriate period as defined in Part 6 of Schedule 4 to the Act, release his rights under the Plan ("the Old Rights") in consideration of the grant to him of rights ("the New Rights") which satisfy the conditions of
         Part 6 of Schedule 4 to the Act, and the New Rights shall be deemed to have been granted at the time when the Old Rights were granted.

16. In the application of the Rules to the New Rights, the term "Company" where appropriate shall be taken as referring to the company over whose share capital the New Rights are granted, and the expressions which are defined in Section 2 hereof and Section 2 of the Plan shall be interpreted as though the word "Company" were so defined.

17. For the purposes of Section 12 to 15 a person shall be deemed to have obtained Control of a company if he and others acting in concert with him have together obtained Control of it.

18. Provided always that none of the events specified in 12 to 14 above shall be treated as taking effect unless and until a "Change in Control" occurs as that terms is defined in Section 10 of the Plan.

EFFECTIVE DATE, TERMINATION AND AMENDMENT (SECTION 13)

19. No alterations or amendments to a "key feature" (as defined in paragraph 30(4) of the Schedule) of the UK Sub-Plan (or to the Plan to the extent the alteration or amendment effects the UK Sub-Plan) shall take effect under Section 13.2 of the Plan in relation to Options granted or to be granted under the UK Sub-Plan until such alteration or amendment has been approved by the Inland Revenue.

20. For the purposes of the UK Sub-Plan, no adjustment under Section 3.2 of the Plan shall be made to any Option which has been granted under the UK Sub-Plan unless such adjustment would be permitted under paragraph 22 of Schedule 4 to the Act (i.e. the exercise price, the number and description of the shares to take account of a variation in the share capital of which the share form part) and where so permitted no such adjustment shall take affect until such adjustment has been approved by the Inland Revenue.

21. For the purposes of the UK Sub-Plan, no modification of an Option shall take effect until such modification has been approved by the Inland Revenue.

                                       16